Exhibit 10.18
Amendment to Employment Agreement
This Amendment is made, entered into, and is effective as of the Amendment Date, by and between the Company and Executive.
Article 1. Definitions
1.0	Unless otherwise defined herein, the terms used herein shall have the meanings ascribed to them in Article 2 of the Employment Agreement.

1.1	“Amendment” shall mean this Amendment to the Employment Agreement.

1.2	“Amendment Date” shall mean December 7, 2006.

1.3	“Employment Agreement” shall mean that certain agreement entered into by and between the Company and the Executive as of March 24, 2003 and which subsequently thereto was filed by the Company with the Securities and Exchange Commission.
Article 2. Amendments
2.0	The Employment Agreement is hereby amended, as of the Amendment Date, as set forth in Section 2.1.

2.1	Section 3.1 of the Employment Agreement is rewritten to read in its entirety as follows:
3.1 During the term of this Agreement, the Executive agrees to serve as Senior Vice President, Chief Medical Officer of the Company or in such other position which executive shall agree to accept or to which Executive shall be promoted during the Term and Executive shall report directly to the President and Chief Executive Officer, and shall maintain the level of duties and responsibilities as in effect as of the Effective Date, or such higher level of duties and responsibilities as Executive may be assigned during the Term (the “Position”).
Article 3. Miscellaneous
3.0	Except for those provisions of the Employment Agreement specifically amended as set forth in Article 2 of this Amendment, the remaining terms of the Employment Agreement shall remain in full force and effect as set forth therein.

IN WITNESS WHEREOF, the Company, through its duly authorized representative, and the Executive have executed this Amendment as of the Amendment Date.

Executive	Savient Pharmaceuticals, Inc.
/s/ Zebulun David Horowitz, M.D.	/s/ Christopher G. Clement

Zebulun David Horowitz, M.D.	Christopher G. Clement
President & Chief Executive Officer